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                                                                     EXHIBIT 3.2



                          CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                   VERIO INC.

     VERIO INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

     DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of the Corporation duly held on February 18, 1998, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of this corporation be, and it hereby is, amended as follows:

     1. The first two paragraphs of Article Four are hereby amended to read in full as follows:

                                  ARTICLE FOUR

                                 Capital Stock

                   This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is one hundred fifty-six million two hundred seventeen thousand (156,217,000) shares, one hundred twenty-five million (125,000,000) shares of which shall be common stock, par value $.001 per share (the "Common Stock"), eighteen million seven hundred seventeen thousand (18,717,000) shares of which shall be Preferred Stock, par value $.001 per share, the rights, preferences, privileges and restrictions of which are set forth herein (the "Designated Preferred Stock"), five million (5,000,000) shares of which shall be additional Preferred Stock, par value $.001 per share (the "Undesignated Preferred Stock"), and twelve million five hundred thousand (12,500,000) shares of which shall be further additional Preferred Stock, par value $.001 per share (the "Additional Undesignated Preferred Stock").

                   The Undesignated Preferred Stock authorized by this
              Certificate of Incorporation may be issued from time to time in series. The Board of Directors, by resolution or resolutions, is hereby authorized to create or provide for, and to fix or alter the rights, preferences, privileges, and






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              restrictions granted to or imposed upon any series of,
              Undesignated Preferred Stock (including without limitation the dividend rights, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking and purchase fund provisions), the redemption price or prices, liquidation preferences and other rights with respect to any distribution of assets), and the number of shares constituting any such series and the designation thereof. Subject to compliance with applicable protective voting rights which have been or may be granted to the Series A, Series B, and Series C Preferred Stock, or other series of Preferred Stock (collectively, "Preference Shares") in Certificates of Designation or the Corporation's Certificate of Incorporation ("Protective Provisions"), but notwithstanding any other rights of the Preference Shares or any series thereof, the rights, privileges, preferences, and restrictions of any Undesignated Preferred Stock (a) shall be junior to, and not pari passu with, Preference Shares with respect to liquidation or dividends and (b) may be senior to, or pari passu with, Common Stock. Subject to the compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                   There shall be no limitation or restriction on any variation between any of the different series of Undesignated Preferred Stock as to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of Undesignated Preferred Stock may, except as otherwise herein expressly provided, vary in any and all respects as fixed and determined by the resolution or resolutions of the Board of Directors, providing for the issuance of the various series; provided, however, that all shares of any one series of Undesignated Preferred Stock shall have the same designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions.

                   The Additional Undesignated Preferred Stock authorized by
              this Certificate of Incorporation may be issued from time to time in one or more series. Subject to the limitations and restrictions set forth in this Article Four, the Board of Directors or a Committee of the Board of Directors, to the extent permitted by law and the bylaws of the Corporation or a resolution of the Board of Directors, by resolution or



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              resolutions, is authorized to create or provide for any such series, and to fix the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the authority to fix or alter the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking and purchase fund provisions), the redemption price or prices, the dissolution preferences and the rights in respect to any distribution of assets of any wholly unissued series of Additional Undesignated Preferred Stock and the number of shares constituting any such series, and the designation thereof, or any of them and to increase or decrease the number of shares of any series so created, subsequent to the issue of that series but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                   There shall be no limitation or restriction on any variation between any of the different series of the Additional Undesignated Preferred Stock as to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of Additional Undesignated Preferred Stock may, except as otherwise expressly provided herein, vary in any and all respects as fixed and determined by the resolution or resolutions of the Board of Directors or by Committee of the Board of Directors, providing for the issuance of the various series; provided, however, that all shares of any one series of the Additional Undesignated Preferred Stock shall have the same designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions.

    2. A new Article Four, Section 2(d) is hereby added, as follows:

                        (d) BOARD OF DIRECTORS AFTER INITIAL PUBLIC OFFERING

                   (I) Number, Qualifications and Term of Office. Effective from and after an initial public offering of the Corporation in which (a) the per share price is at least fifteen dollars ($15.00) (as adjusted for stock splits, recapitalizations and the like) and
              (b) the gross proceeds to the Corporation (before underwriting discounts, commissions and fees) are at least thirty million dollars ($30,000,000) (a "Qualifying IPO") the Board of Directors shall be constituted as follows:




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                   (i)    Except as otherwise provided herein or the General
              Corporation Law of Delaware, the business and affairs of the Corporation shall be managed by or under the direction of a board of directors consisting of one or more members.

                   (ii)   Directors need not be stockholders of the Corporation.

                   (iii) The number of directors of the Corporation shall not be less than five (5) nor more than nine (9) until changed by amendment of this Certificate of Incorporation or the Bylaws duly adopted by the vote of holders of a majority of the outstanding shares or by the board of directors. The exact number of directors shall be fixed from time to time, within the limits specified in this Certificate of Incorporation or in the Bylaws, by a Bylaw or amendment thereof duly adopted by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the board of directors. Subject to the foregoing provisions for changing the number of directors, the number of directors of the Corporation has been fixed at nine
              (9).

                   (iv) The directors shall be divided into three classes,
              designated Class I, Class II and Class III, as nearly equal in number as the then total number of directors permits. At the 1999 annual meeting of stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of stockholders beginning in 2000, successors to the class of directors whose terms expire at that annual meeting shall be elected for a three- year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate




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                         of Incorporation or the Bylaws applicable thereto, and
                         such directors so elected shall not be divided into classes pursuant to this Section 2 unless expressly provided by such terms.

                             (v) Any amendment, change or repeal of this
                         paragraph (d), or any other amendment to this Certificate of Incorporation that will have the effect of permitting circumvention of or modifying this paragraph (d), shall require the favorable vote, at a stockholders' meeting, of the holders of at least eighty percent (80%) of the then-outstanding shares of stock of the Corporation entitled to vote.

                             (vi) Except as provided in sub-Clause (II) below,
                         the directors shall be elected by a plurality vote of the shares represented in person or by proxy at the stockholders annual meeting in each year and entitled to vote on the election of directors. Elected directors shall hold office until the next annual meeting for the years in which their terms expire and until their successors shall be duly elected and qualified. If, for any cause, the board of directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in this Certificate of Incorporation or the Bylaws.

                   (II) Vacancies. Except as otherwise provided by the Certificate of Incorporation or any amendments thereto, vacancies and newly created directorships resulting from any increase in the number of authorized directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and each director so elected shall hold office for the unexpired portion of the term of the director whose place shall be vacant, and until his successor shall have been duly elected and qualified. A vacancy in the board of directors shall be deemed to exist under this sub-Clause II in the case of the death, removal or resignation of any director, or if the stockholders fail at any meeting of stockholders at which directors are to be elected to elect the number of directors then constituting the whole board.

                   (III) Resignation.  Any director may resign by delivering his written resignation to the Corporation at its principal office, addressed to the president or secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. When one or more directors shall resign from the board, effective at a future date, a majority of the




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              directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his successor shall have been duly elected and qualified.

     3.       Article Eight is hereby amended to read in full as follows:

                                 ARTICLE EIGHT

                   The Corporation shall indemnify, to the fullest extent
              permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, all officers and directors of the Corporation whom it may indemnify pursuant thereto. The personal liability of a director of the Corporation to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director shall be limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as it now exists or may hereafter be amended. The Corporation may indemnify, to the fullest extent permitted by
              Section 145 of the General Corporation Law of Delaware, as amended from time to time, any or all employees or agents of the Corporation whom it may indemnify pursuant thereto. Any repeal or modification of this Article by the stockholders of the Corporation shall not adversely affect any right or protection of an officer or director of the Corporation existing at the time of such repeal or modification.

     4.       Article Nine is hereby amended to read in full as follows:

                                  ARTICLE NINE

                   The Corporation expressly elects to be governed by Section
              203 of the General Corporation Law of the State of Delaware.

     5.       Article Ten is hereby amended to read in full as follows:

                                  ARTICLE TEN

                   The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in




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              the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation, provided, that any amendment, alteration, change or repeal of any provision of this Certificate of Incorporation that will have the effect of permitting circumvention of or modifying Article Eleven, and after a Qualifying IPO, Article Four, Section 2 and Article Eleven, shall require the favorable vote, at a stockholders' meeting, of the holders of at least 80% of the then-outstanding shares of stock of the Corporation entitled to vote.

     6.       A new Article Eleven is hereby added, as follows:

                                 ARTICLE ELEVEN

                   Effective from and after a Qualifying IPO, notwithstanding anything in this Certificate of Incorporation to the contrary, any action required or permitted to be taken by a vote of the stockholders of the Corporation may not be taken by written consent.

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, the stockholders of said corporation took action by executing a written consent in lieu of a special meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware pursuant to which the necessary number of shares was voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.





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     IN WITNESS WHEREOF, Verio Inc. has caused this certificate to be signed by
Justin L. Jaschke, its Chief Executive Officer, this _____ day of
________________, 1998.

                                        By:
                                           -----------------------------
                                             Chief Executive Officer





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